EXHIBIT 99.1

                                                  (HANOVER DIRECT LOGO)

FOR IMMEDIATE RELEASE

CONTACT: Hanover Direct, Inc                          The MWW Group
         Charles E. Blue                              Rich Tauberman
         Senior Vice President                        Tel: (201) 507-9500
         Tel: (201) 272-3412


     HANOVER DIRECT ANNOUNCES NINE MONTH OPERATING RESULTS FOR FISCAL 2003;
             INTERNET SALES CONTINUE STRONG GROWTH; AND INCOME FROM
                       OPERATIONS IMPROVES BY $1.9 MILLION

EDGEWATER, NJ, November 10, 2003 - Hanover Direct, Inc. today announced operating results for the 13- and 39- weeks ended September 27, 2003.

The Company reported that internet sales continue to demonstrate strong growth over the prior year reaching 27.6% of total revenues for the 39-week period ended September 27, 2003. Internet net revenues for the 13- and 39- week periods ended September 27, 2003 were $26.2 million and $79.2 million, respectively, or 21.3% and 28.3% above comparable fiscal periods in 2002. Total net revenues for the 13- and 39- weeks ended September 27, 2003 were $96.6 million and $304.9 million, respectively, a decrease of $9.4 million (8.9%) and $24.5 million (7.4%), respectively, from the prior year 13- and 39- week results. The decreases were due to a number of factors including softness in the market for the Company's products and continued reductions in unprofitable circulation.

Hanover reported income from operations for the 39-weeks ended September 27, 2003 of $1.5 million, a $1.9 million improvement over a reported loss from operations of $0.4 million for the comparable period in 2002. The improvement in operating income was due to the continued reduction of general and administrative expenses of $5.9 million and a decrease in special charges of $1.0 million which were partially offset by the impact of the decline in total net revenues. Hanover also reported a loss from operations for the 13- weeks ended September 27, 2003 of $(0.1) million, an improvement of $2.8 million over the comparable period in 2002.

The Company reported a net loss of $15.8 million for the 39- weeks ended September 27, 2003 compared with a net loss of $4.2 million for the comparable period in the year 2002. The $11.6 million increase in net loss was primarily due to an $11.3 million deferred Federal income tax provision incurred to establish a valuation allowance against the Company's remaining net deferred tax asset. In addition, the increase in net loss was also due to the recording of $4.5 million of additional interest expense incurred as a result of the implementation of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FAS 150") issued by the Financial Accounting Standards Board. Effective June 29, 2003, because the Company's Series B Participating Preferred Stock ("Preferred Stock") is mandatorily redeemable, FAS 150 required the Company to reclassify its Preferred Stock to liabilities and to prospectively reflect the accretion of the Preferred Stock balance as interest expense rather than Preferred Stock dividends. These charges were partially offset by continued reductions in general and administrative expenses, a decrease in special charges and depreciation and amortization, and the recording of the $1.9 million deferred gain during the 39- weeks ended September 27, 2003 related to the June 29, 2001 sale of the Company's Improvements business. Net loss per common share was $0.17 for the 39- weeks ended September 27, 2003 and $0.11 for the 39- weeks ended September 28, 2002. The per share amounts were calculated after deducting preferred dividends and accretion of $7.9 million and $10.6 million for the 39-weeks ended September 27, 2003 and September 28, 2002, respectively. In addition, the per share amounts were calculated after deducting additional preferred dividends and accretion of $4.5 million incurred as interest expense after June 28, 2003. The weighted average number of shares of Common Stock outstanding used in both the basic and diluted net loss per common share calculation was 138,315,800 for the 39- weeks ended September 27, 2003 and 138,268,327 for the 39- weeks ended September 28, 2002.

The Company reported a net loss of $16.6 million for the 13- weeks ended September 27, 2003 compared with a net loss of $4.2 million for the comparable period in the year 2002. The $12.4 million increase in net loss is attributable as explained above to the $11.3 million deferred Federal income tax provision incurred to increase the valuation allowance and fully reserve the remaining net deferred tax asset and the $4.5 million of increased interest expense due to the implementation of FAS 150. These increases were partially offset by the continued reductions in general and administrative expenses, special charges and depreciation and amortization. Net loss per common share was $0.12 and $0.06 for the 13- weeks ended September 27, 2003 and September 28, 2002, respectively. The weighted average number of shares of Common Stock outstanding used in both the basic and diluted net loss per common share calculation was 138,315,800 for both the 13- weeks ended September 27, 2003 and September 28, 2002.

A conference call with the management of Hanover Direct, Inc to review the Fiscal 2003 third quarter operating results will be held on November 10, 2003 at 3:00 p.m. Eastern Standard Time. If you would like to participate in the call, please call 877-691-0878 (Domestic) and 973-582-2741 (International) between 2:50 p.m. and 2:55 p.m. Eastern Standard Time. The call will begin promptly at 3:00 p.m. Eastern Standard Time. A re-play of the conference will be available from 5:00 p.m. Eastern Standard Time on Monday, November 10, 2003 until 5:00 p.m. Eastern Standard Time on Tuesday, November 11, 2003 and can be accessed by calling 877-519-4471 (Domestic) and 973-341-3080 (International) and entering the Reservation No.: 4295209.



ABOUT HANOVER DIRECT, INC.

Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company's catalog and Internet portfolio of home fashions, apparel and gift brands include Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. Keystone Internet Services, LLC (www.keystoneinternet.com), the Company's third party fulfillment operation, also provides the logistical, IT and fulfillment needs of the Company's catalogs and web sites. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.
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                      HANOVER DIRECT, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                   SEPTEMBER 27,    DECEMBER 28,
                                                        2003            2002
                                                        ----            ----
                                                     (UNAUDITED)
                     ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                      $     931       $     785
      Accounts receivable, net                          12,539          16,945
      Inventories                                       53,000          53,131
      Prepaid catalog costs                             15,770          13,459
      Other current assets                               3,834           3,967
                                                     ---------       ---------
         Total Current Assets                           86,074          88,287
                                                     ---------       ---------
PROPERTY AND EQUIPMENT, AT COST:
      Land                                               4,361           4,395
      Buildings and building improvements               18,210          18,205
      Leasehold improvements                             9,895           9,915
      Furniture, fixtures and equipment                 56,240          56,094
      Construction in progress                             471              --
                                                     ---------       ---------
                                                        89,177          88,609

      Accumulated depreciation and amortization        (61,705)        (59,376)
                                                     ---------       ---------
         Property and equipment, net                    27,472          29,233
                                                     ---------       ---------
Goodwill, net                                            9,278           9,278
Deferred tax assets                                      2,300          12,400
Other assets                                               253             902
                                                     ---------       ---------
         Total Assets                                $ 125,377       $ 140,100
                                                     =========       =========




                             Continued on next page.
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                      HANOVER DIRECT, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                            SEPTEMBER 27,    DECEMBER 28,
                                                                                 2003            2002
                                                                                 ----            ----
                                                                             (UNAUDITED)
                LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
     Current portion of long-term debt and capital lease obligations          $  10,831       $   3,802
     Accounts payable                                                            40,522          42,873
     Accrued liabilities                                                         12,066          26,351
     Customer prepayments and credits                                             6,705           4,722
     Deferred tax liabilities                                                     2,300           1,100
                                                                              ---------       ---------
              Total Current Liabilities                                          72,424          78,848
                                                                              ---------       ---------
NON-CURRENT LIABILITIES:
     Long-term debt                                                              22,820          21,327
     Series B Participating Preferred Stock, authorized, issued and outstanding 1,622,111 shares at September 27, 2003; liquidation
     preference of $112,964 at September 27, 2003                               104,437              --
     Other                                                                        7,748           6,387
                                                                              ---------       ---------
              Total Non-current Liabilities                                     135,005          27,714
                                                                              ---------       ---------
              Total Liabilities                                                 207,429         106,562
                                                                              ---------       ---------
SERIES B PARTICIPATING PREFERRED STOCK, authorized, issued
     and outstanding 1,622,111 shares at December 28, 2002; liquidation
     preference was $92,379 at December 28, 2002                                     --          92,379
SHAREHOLDERS' DEFICIENCY:
     Common Stock, $.66 2/3 par value, authorized 300,000,000 shares;
     140,436,729 shares issued at September 27, 2003 and  December
     28, 2002                                                                    93,625          93,625
     Capital in excess of par value                                             325,923         337,507
     Accumulated deficit                                                       (498,254)       (486,627)
                                                                              ---------       ---------
                                                                                (78,706)        (55,495)
                                                                              ---------       ---------
Less:
     Treasury stock, at cost (2,120,929 shares at September 27, 2003 and
        December 28, 2002)                                                       (2,996)         (2,996)
     Notes receivable from sale of Common Stock                                    (350)           (350)
                                                                              ---------       ---------
              Total Shareholders' Deficiency                                    (82,052)        (58,841)
                                                                              ---------       ---------
              Total Liabilities and Shareholders' Deficiency                  $ 125,377       $ 140,100
                                                                              =========       =========

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                      HANOVER DIRECT, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                         FOR THE 13- WEEKS ENDED         FOR THE 39- WEEKS ENDED
                                                         -----------------------         -----------------------
                                                      SEPTEMBER 27,   SEPTEMBER 28,   SEPTEMBER 27,   SEPTEMBER 28,
                                                           2003            2002            2003            2002
                                                           ----            ----            ----            ----
NET REVENUES                                            $  96,633       $ 106,030       $ 304,872       $ 329,393
                                                        ---------       ---------       ---------       ---------

OPERATING COSTS AND EXPENSES:
     Cost of sales and operating expenses                  62,557          68,890         194,361         210,379
     Special charges                                          193           1,463             681           1,696
     Selling expenses                                      22,787          25,355          74,099          76,554
     General and administrative expenses                   10,092          11,834          30,857          36,806
     Depreciation and amortization                          1,068           1,393           3,389           4,376
                                                        ---------       ---------       ---------       ---------
                                                           96,697         108,935         303,387         329,811
                                                        ---------       ---------       ---------       ---------

(LOSS) INCOME FROM OPERATIONS                                 (64)         (2,905)          1,485            (418)
     Gain on sale of Improvements                              --              --           1,911             318
                                                        ---------       ---------       ---------       ---------

(LOSS) INCOME BEFORE INTEREST AND
     INCOME TAXES                                             (64)         (2,905)          3,396            (100)
     Interest expense, net                                  5,274           1,277           7,842           4,016
                                                        ---------       ---------       ---------       ---------

LOSS BEFORE INCOME TAXES                                   (5,338)         (4,182)         (4,446)         (4,116)
     Provision for deferred federal income taxes           11,300              --          11,300              --
     Provision for state income taxes                           7              30              17              90
                                                        ---------       ---------       ---------       ---------

NET LOSS AND COMPREHENSIVE
     LOSS                                                 (16,645)         (4,212)        (15,763)         (4,206)
     Preferred stock dividends and accretion                   --           4,185           7,922          10,593
                                                        ---------       ---------       ---------       ---------

NET LOSS APPLICABLE TO COMMON
     SHAREHOLDERS                                       $ (16,645)      $  (8,397)      $ (23,685)      $ (14,799)
                                                        =========       =========       =========       =========

NET LOSS PER COMMON SHARE:
     Net loss per common share - basic and diluted      $    (.12)      $    (.06)      $    (.17)      $    (.11)
                                                        =========       =========       =========       =========
     Weighted average common shares outstanding -
     basic (thousands)                                    138,316         138,316         138,316         138,268
                                                        =========       =========       =========       =========
     Weighted average common shares outstanding -
     diluted (thousands)                                  138,316         138,316         138,316         138,268
                                                        =========       =========       =========       =========

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                      HANOVER DIRECT, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                                                                                        FOR THE 39- WEEKS ENDED
                                                                                                        -----------------------
                                                                                                     SEPTEMBER 27,  SEPTEMBER 28,
                                                                                                         2003           2002
                                                                                                         ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                               $(15,763)      $ (4,206)
Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation and amortization, including deferred fees                                               4,206          5,483
     Compensation expense related to stock options                                                          473            724
     Deferred tax asset                                                                                  11,300             --
     Gain on the sale of Improvements                                                                    (1,911)          (318)
     Interest expense related to Series B Participating Preferred Stock redemption price increase         4,482             --
     Other, net                                                                                             367
Changes in assets and liabilities:
     Accounts receivable                                                                                  4,125          3,863
     Inventories                                                                                            131            972
     Prepaid catalog costs                                                                               (2,311)        (4,231)
     Accounts payable                                                                                    (2,351)          (860)
     Accrued liabilities                                                                                (14,285)        (5,692)
     Customer prepayments and credits                                                                     1,983          2,255
     Other, net                                                                                           1,570         (2,078)
                                                                                                       --------       --------
Net cash used by operating activities                                                                    (7,984)        (4,088)
                                                                                                       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisitions of property and equipment                                                              (1,715)          (597)
     Proceeds from sale of Improvements                                                                   2,000            318
     Other, net                                                                                             (87)            --
                                                                                                       --------       --------
Net cash provided (used) by investing activities                                                            198           (279)
                                                                                                       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings under Congress facility                                                               8,530          4,562
     Other, net                                                                                            (598)          (357)
                                                                                                       --------       --------
Net cash provided by financing activities                                                                 7,932          4,205
                                                                                                       --------       --------
Net increase (decrease) in cash and cash equivalents                                                        146           (162)
Cash and cash equivalents at the beginning of the year                                                      785          1,121
                                                                                                       --------       --------
Cash and cash equivalents at the end of the period                                                     $    931       $    959
                                                                                                       ========       ========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for:
     Interest                                                                                          $  2,480       $  2,451
     Income taxes                                                                                      $    665       $    193
Non-cash investing and financing activities:
     Series B Participating Preferred Stock redemption price increase                                  $  7,575       $ 10,593